FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report:     October 24, 1996
Name of Registrant: Cable-Sat Systems, Inc.
State of Incorporation:  Florida
Commission File #:  0-21191
IRS Employer ID#    65-0581474
Address:       2105 Hamilton Avenue, Suite 140
               San Jose,  CA  95125
Telephone:     (408) 879-6600

Item 4 - Changes in Registrants Certifying Accountant

(a)(1)  Previous independent accountants

     (i)  On October 18, 1996, Cable-Sat Systems, Inc. (the
"Company") dismissed Grant-Schwartz Associates, CPA's, as its independent accountants.

     (ii) The reports of Grant-Schwartz Associates, CPA's on the Company's financial statements for the six months ended March 31, 1996, the year ended September 30, 1995, and for the period from August 26, 1994 (date of inception), to March 31, 1996, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Company's Board of Directors approved the decision by management to change independent accountants effective beginning with the audit for the fiscal year ended September 30, 1996.

     (iv) In connection with the Company's audits for the six months ended March 31, 1996, the year ended September 30, 1995, and for the period from August 26, 1994 (date of inception), to March 31, 1996, and through October 18, 1996, there have been no disagreements with Grant-Schwartz Associates, CPA's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant-Schwartz Associates, CPA's would have caused them to make reference thereto in their report on the financial statements for such periods.

     (v) During the six months ended March 31, 1996, the year ended September 30, 1995, and for the period from August 26, 1994
(date of inception), to March 31, 1996, and through October 24,
1996, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

(a)(2) The Company has requested that Grant-Schwartz Associates, CPA's furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter dated October 24, 1996, is filed as Exhibit 1 to this Form 8-K.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 1996

Cable-Sat Systems, Inc.

/s/ Abe Ostrovsky
Abe Ostrovsky
Chief Executive Officer

                    EXHIBIT 1

               GRANT-SCHWARTZ ASSOCIATES, CPA'S
                    40 SE 5TH STREET--STE 500
                    BOCA RATON, FLORIDA 33432

October 24, 1996

TO:  SECURITIES AND EXCHANGE COMMISSION

RE:  CABLE-SAT SYSTEMS, INC.

Gentlemen:

We have read Item 4 of the Form 8-K of Cable-Sat Systems, Inc.
dated October 24, 1996 and agree with the statements contained herein.


Very truly yours,

/s/ Grant-Schwartz Associates, CPA's

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